EXHIBIT 10.1













































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                     ADDENDUM TO LOAN AND SECURITY AGREEMENT
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         THIS  ADDENDUM,  dated as of August 13, 1999,  by and between  COMPUTER
COMPONENTS CORPORATION, a Texas corporation (the "Borrower") which maintains its chief executive office at 4300 Wiley Post Road, Addison, Texas, 75001, and FOOTHILL CAPITAL CORPORATION, a California corporation (the "Lender") whose mailing address is 7443 Lee Davis Road, Suite 200, Post Office Box 218, Mechanicsville, Virginia 23111, provides:

         1.   Recitals:
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              (a) The  Borrower  and the  Lender  have  entered  into a Loan and
Security Agreement (the "Loan Agreement") dated the date hereof pursuant to which the Lender, subject to the terms of the Loan Agreement and this Addendum, has agreed to make loans to the Borrower up to a maximum of $3,000,000.00 secured by the Collateral described in the Loan Agreement.

              (b) The Purpose of this Addendum is to amend the Loan Agreement as set forth below.

         2.   Definitions. All capitalized words and terms used in this Addendum
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which are defined in the Loan Agreement shall have the meanings assigned to them in the Loan Agreement unless otherwise defined herein, which meanings shall be equally applicable to the singular and the plural forms of the words and terms defined.

         3.   Amendments.  The Loan Agreement  is  amended  as set  forth in the
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following paragraphs.

              (a)   Section 1.7 is amended in the following respects:

                    (1)  Clause (xi) is amended to read as follows:

                         "(xi) the Account Debtor is not an officer, employee or Affiliate of the Borrower."

                    (2) Clause (xii) is amended by inserting the following parenthetical before the semicolon at the end thereof:

                         "(unless the Receivables of such Account Debtor are insured by a company acceptable to the Lender or backed by an acceptable irrevocable letter of credit confirmed by a domestic bank)"

                    (3) The following new sentence is inserted immediately after the penultimate sentence thereof:

                         "In addition, the Receivables of any Account Debtor, more than 50% of which are aged more than 90 days from invoice date, shall be ineligible, and if an individual Receivable of an Account Debtor exceeds 10% of the aggregate Eligible Receivables, only 10% of the Receivables of that Account Debtor shall be eligible without the prior written approval of the Lender."

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              (b)   Section 2 is amended in the following respects:

                    (1) By inserting "provided, that an Inventory record keeping system acceptable to the Lender must be in place before the Lender will make any advances against Inventory" after the comma and before "and" in Section 2.1(b);

                    (2) By inserting "last day of the period" in place of "date" in the last line of Section 2.2(g).

                    (3) By inserting "and the Unused Line Fee" after "Service Fee" in line 5 and changing "mailing" to "receipt" in the last line of Section 2.2(i).

                    (4) By adding the following as new subsection U) at the end of Section 2.2:

                             "(j) The  Borrower  shall pay the  Lender an unused
                         line fee equal to the amount set forth in Schedule A attached hereto (the "Unused Line Fee"). The Unused Line Fee shall be paid monthly in arrears and shall be calculated on the difference between the average amount of Revolving Loans outstanding during each calendar month and the Revolving Loans Maximum Principal set forth in Schedule A."

                    (5) By inserting "for the account of the Lender, a letter of credit fee equal to the amount set forth on Schedule A attached hereto (the "Letter of Credit Fee") and after "Lender" in the first line of Section 2.4(b).

              (c)   Section 4.1 is amended in the following respects:

                    (1) By deleting the first two sentences and substituting the following therefor:

                             "The Borrower  hereby agrees to establish a lockbox
                         (the "Lockbox") for the account of the Borrower with a bank acceptable to the Lender and to enter into a Lockbox Agreement for the deposit and processing of all Payments on Receivables. The Borrower further agrees to instruct all Account Debtors on the face of its invoices to mail or deliver all such Payments directly to the Lockbox address."

                    (2) By deleting "Depository Account or the" and capitalizing "Lockbox" in clause(i) in the third sentence and in the fourth sentence of that Section.

              (d)   Section 6 is amended in the following respects:

                    (1) By inserting "certified to be accurate and complete in all material respects by the Borrower's President or chief financial officer" in place of "prepared by the Borrower's chief financial officer" in paragraph(a) of
Section 6.3.

                    (2)  By adding the following new paragraph (f) at the end of
Section 6.3:
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                             "(f)  Annually,  copies  of  the  Forms 1OQ and 10K
                         filed  by  Tech   Electro  Industries,  Inc.  with  the
                         Securities and Exchange Commission."

                    (3)  By  adding  the  following  new Sections 6.30, 6.31 and
6.32 at the end thereof:

                         "6.30 Report at the end of each calendar quarter, based on year-to-date results, earnings before interest, taxes, depreciation and amortization ("EBITDA") of not less than 80% of EBITDA set forth in the Borrower's projections furnished to the Lender."

                         "6.31 Report at the end of each calendar quarter a tangible net worth of not less than $1,700,000.00. For purposes of this covenant "tangible net worth" means at any date the net worth minus goodwill and other similar intangible assets of the Borrower determined in accordance with generally accepted accounting principles at such date."

                         "6.32 Maintain at all times excess availability under the Revolving Loans of $400,000.00."

              (e) Section 7.4 is amended by changing the period to a comma and inserting the following at the end thereof:

                         "and provided further that, so long as no Event of Default exists,the Borrower may make cash distributions or loans to Tech Electro Industries, Inc. in an aggregate amount not to exceed $350,000.00 annually."

               (f)  Section   7.7  is  amended  by   inserting   the   following
parenthetical after "trade name" in line one:

                          "(other than Universal Battery Corporation and Dunbar Associates, Inc.)."

               (g)  Section 8.1 is amended as follows:

                    (1) By adding the following after the word "executed" in paragraph (b):

                          "and the executed Addendum to Loan and Security Agreement, dated the date of this Agreement."

                    (2) By adding the following new paragraph at the end thereof:

                             (y) As of the  closing,  the  Borrower  shall  have
                          excess availability under the Revolving Loans of $400,000.00 after taking into account (i) payment of
                          any   outstanding   Texas   Central   Bank  loans  and
                          overdrafts,   all  loans   secured  by  liens  on  the
                          Borrower's Collateral and all accounts payable more than 60 days past due and (ii) all closing costs and fees."
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               (h) Section 9 is amended by deleting "dies," after  "Obligations"
in line two of Section 9.1(j).

         4.  Expenses.  The Borrower  agrees to pay,  upon demand,  all expenses
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(including  attorneys'  fees,  filing fees and costs)  incurred by the Lender in connection with the preparation of this Addendum and the other closing documents and instruments contemplated hereby, and the closing of the transactions hereunder.

         5.  Incorporation  by Reference,  Merger and  Ratification.  All of the
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terms and  provisions  of the Loan  Agreement  are  incorporated  herein by this reference and are binding on the parties hereto to the same extent as if set forth in full herein. To the extent that any provision of this Addendum is materially different from or inconsistent with any provision of the Loan Agreement, the provision of this Addendum shall control. This Addendum and the Loan Agreement, together with all schedules and exhibits hereto and thereto, shall constitute and be construed as a single agreement and instrument.

         6. Modification;  Benefit.  No provision of this Addendum including the
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provisions  of this  section may be  modified,  deleted or amended in any manner except by agreement in writing executed by the parties hereto. All terms of this Addendum shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         7.  Construction.  This Addendum is executed and delivered in Richmond,
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Virginia, and shall be construed and enforced in accordance with the laws of the
Commonwealth of Virginia without regard to its rules with respect to conflicts of laws. All references in this Addendum to the singular number and neuter gender shall be deemed to mean and include the plural number and all genders and vice-versa, unless the context shall otherwise require.

         8.  Counterparts.  This  Addendum  may be  executed  in more  than  one
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counterpart, each of which shall be deemed an original.

         The Borrower and the Lender have each caused this Addendum to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

                                        COMPUTER COMPONENTS CORPORATION


                                        By: /s/ David L. Arnold
                                        ---------------------------

                                        Its: President

                                        FOOTHILL CAPITAL CORPORATION


                                         By: /s/ Jill White
                                         ---------------------------
                                         Its: Vice President


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